Exhibit 99.1

FOR IMMEDIATE RELEASE

Virgin Group Acquisition Corp. II Receives Expected Notification from NYSE Related to Delayed Quarterly Report

New York – May 28, 2021 – Virgin Group Acquisition Corp. II (the “Company”) today announced it received a notice on May 25, 2021 from the New York Stock Exchange (“NYSE”) indicating that as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”), the Company no longer complies with the continued listing requirements set forth in Section 802.01E of the NYSE Listed Company Manual. The notice has no immediate impact on the listing of the Company’s securities, which will continue to trade on the NYSE, subject to the Company’s compliance with other applicable continued listing requirements.

On April 12, 2021 the Staff of the U.S. Securities and Exchange Commission (the “SEC”) released the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). The Staff Statement sets forth the conclusion of the SEC’s Office of the Chief Accountant that certain provisions included in the warrant agreements entered into by many SPACs, such as the Company, require such warrants to be accounted for as liabilities measured at fair value, rather than as equity securities, with changes in fair value during each financial reporting period reported in earnings. The Company has previously classified its private placement warrants and public warrants as equity.

The Company’s management and the Audit Committee of the Company’s board of directors are working to determine whether, in light of the Staff Statement, it is appropriate to restate the Company’s previously issued audited financial statements as of March 25, 2021. Given the scope of the process for evaluating the impact of the Staff Statement on the Company’s financial statements, the Company was unable to complete and file its Quarterly Report on Form 10-Q for the period ended March 31, 2021 (the “Quarterly Report”) by the required due date of May 17, 2021. On May 17, 2021, the Company filed a Form 12b-25 Notification of Late Filing with the SEC related to the Quarterly Report. The Company is working diligently to prepare and file the Quarterly Report as soon as reasonably practicable.

The notice advises that under the NYSE’s rules, the Company will have six months from the filing due date to file its Quarterly Report. The Company can regain compliance with the NYSE listing standards during this six-month period when the Company files its Quarterly Report with the SEC. If the Company fails to file its Quarterly Report within such six-month period, the NYSE may, in its sole discretion, allow the Company’s securities to trade for up to an additional six months depending on specific circumstances. The Company’s securities will remain listed on the NYSE under the symbols “VGII.U”, “VGII” and “VGII.WS” but will have an “LF” indicator to signify late filing status. This indicator will be assigned to the Company’s securities until the Quarterly Report is filed.

About Virgin Group Acquisition Corp. II

Virgin Group Acquisition Corp. II was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on businesses that operate in one of the Virgin Group’s core sectors: travel & leisure, financial services, health & wellness, technology & internet-enabled, music & entertainment, media & mobile and renewable energy/resource efficiency. The management team includes Sir Richard Branson, founder of the Company, a renowned global entrepreneur and founder of the Virgin Group and responsible for the Virgin Group; Josh Bayliss, the Company’s Chief Executive Officer and director, who is the Chief Executive Officer of the Virgin Group and is responsible for the Virgin Group’s strategic development, licensing of the brand globally and management of direct investments on behalf of the Virgin Group in various companies around the world; and Evan Lovell, the Company’s Chief Financial Officer and director, who is a Chief Investment Officer of the Virgin Group and is responsible for managing the Virgin Group’s investment team and portfolio in North America.

Forward-Looking Statements

Certain statements made in this release are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the inability to timely prepare and file the Quarterly Report; (ii) the ability to select an appropriate target business or businesses; (iii) the ability to complete the initial business combination; (iv) the inability to maintain the listing of the Company’s shares on the NYSE; (v) expectations around the performance of the prospective target business or businesses; (vi) success in retaining or recruiting, or changes required in, the Company’s officers, key employees or directors following the initial business combination; (vii) changes in applicable laws or regulations; (viii) the Company’s officers and directors allocating their time to other businesses and potentially having conflicts of interest with the Company’s business or in approving the initial business combination; and (ix) the ability to consummate an initial business combination due to the uncertainty resulting from the COVID-19 pandemic. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:

Investor Relations:

For inquiries please contact Tamara Bennett at info-vgacii@vgacquisition.com.